As Filed with the Securities and Exchange Commission on November ____, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its Charter)

           ALASKA                                                  92-0072737
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                    (Name and address of agent for service)
                                 (907) 265-5600
          (Telephone number, including area code, of agent for service)

                              Copy to: J. J. Brecht
      Wohlforth, Argetsinger, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                 (907) 276-6401

                                        CALCULATION OF REGISTRATION FEE
================================ =================== ================= ======================= ================
                                                         Proposed         Proposed Maximum        Amount of
   Title of Securities to be         Amount to           Maximum         Aggregate Offering     Registration
          Registered               be Registered     Offering Price (1)          Price               Fee
-------------------------------- ------------------- ----------------- ----------------------- ----------------
General Communication, Inc.
Common Stock
         Class A                       2,000,000         $6,062,000       $6,062,000              $1,788.29
         Class B                         400,000         $1,212,400       $1,212,400                $357.66
                                                                          ----------
                                                                          $7,247,400
                                                                                           TOTAL: $2,145.95
================================ =================== ================= ======================= ================

1 Estimated solely for the purpose of calculating the amount of the registration fee. For Class A common stock, based upon the average of the high and low sale prices of $3.0625 per share and $3.00 per share, respectively, i.e., an average of $3.031 per share, as quoted on the Nasdaq Stock Market on October 30, 1998. For Class B common stock, based upon the average of the bid and asked prices of $3.00 per share and $3.0625 per share, respectively, i.e., an average of $3.031 per share, as stated on the over-the-counter market on October 30, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information

         The contents of the initial registration statement pertaining to the General Communication, Inc. Qualified Employee Stock Purchase Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60728) and the subsequent registration of additional shares filed with the Commission on Form S-8 on September 27, 1995 (Registration No. 333-8760) are incorporated by reference into this Registration Statement. Required opinions, consents and signatures are included in this Registration Statement in accordance with the provisions of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.

Item 6.  Indemnification of Directors and Officers

         See Item 1.



Amendment to Registration Statement (S-8)                                Page 2

Item 7.  Exemption from Registration Claimed

         See Item 1.


Item 8.  Exhibits

         See  Exhibit  Index  and  Exhibits  at  the  end of  this  Registration
Statement.


Item 9.  Undertakings

         The Company hereby undertakes each and every one of the following:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (adopted pursuant to the Securities Act of 1933, as amended) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is


Amendment to Registration Statement (S-8)                                Page 3
                           contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) To agree that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) To agree that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To disclose, in so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, to submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in that Act and to be governed by the final adjudication of that issue.


Amendment to Registration Statement (S-8)                                Page 4

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on November 2, 1998.

                                            GENERAL COMMUNICATION, INC.
                                            (Registrant)


By:     /s/                                By:     /s/
   Ronald A. Duncan                           John M. Lowber
   President and Chief                        Chief Financial Officer
   Executive Officer                          (Principal Financial Officer)
   (Principal Executive Officer)


                                           By:     /s/
                                              Alfred J. Walker
                                              Vice President & Chief Accounting
                                              Officer
                                              (Principal Accounting Officer)



Amendment to Registration Statement (S-8)                                Page 5

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/                                                        10/29/98
Ronald A. Duncan                                           Date
President, Chief Executive Officer and Director
(Principal Executive Officer)


/s/                                                        10/30/98
Carter F. Page                                             Date
Chairman of the Board and Director


/s/                                                        10/29/98
Robert M. Walp                                             Date
Vice Chairman of the Board and Director



Donne F. Fisher                                            Date
Director


/s/                                                        10/29/98
Jeffry C. Garvey                                           Date
Director


John W. Gerdelman                                          Date
Director


/s/                                                        10/30/98
William P. Glasgow                                         Date
Director


Donald Lynch                                               Date
Director



Larry E. Romrell                                           Date
Director


/s/                                                        10/30/98
James M. Schneider                                         Date
Director



Amendment to Registration Statement (S-8)                                Page 6

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on November 2, 1998.


                                          GENERAL COMMUNICATION, INC.
                                          QUALIFIED EMPLOYEE STOCK PURCHASE PLAN




                                          By:   /s/
                                             Alfred J. Walker
                                             Plan Administrator




Amendment to Registration Statement (S-8)                                Page 7

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549













                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN




Amendment to Registration Statement (S-8)                                Page 8

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
4 Instruments defining rights of security holders, including indentures

4.1 (1)              Restated Articles of Incorporation of General
                     Communication, Inc.

4.2 (2)              Bylaws of General Communication, Inc.

4.3.1 (3)            Resolutions  of Board of  Directors  of the  Company and of
                     Shareholders of the Company adopted at their December 17, 1986 meetings adopting Qualified Employee Stock Purchase
                     Plan

4.3.2 Copy of the General Communication, Inc. Revised Qualified Employee Stock Purchase Plan

4.3.3 (3)            Resolution of the Board of Directors of the Company at its
                     June 4, 1992 meeting adopting certain amendments to the Plan to bring it into compliance with Rule 16b-3(d)
                     (Participant Directed Transactions)

4.3.4 (3)            Resolution of the Board of Directors of the Company
                     adopted at its March 24, 1993 meeting adopting certain amendments to the Plan and re-establishing the Plan as an employee benefit plan of the Company

4.3.5 (3)            Resolution  of the Board of Directors of the Company at its
                     March 24, 1993 meeting authorizing the increase of the allocation of common stock for acquisition by the Plan and the registration of the offering of that stock under the Securities Act of 1933


1/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997.

2/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1992.

3/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration Statement for the Qualified Employee Stock Purchase Plan (Registration No. 33-60728) filed April 5, 1993.


Amendment to Registration Statement (S-8)                                Page 9

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
4.3.6 (4)            Certificate of Secretary on action by Board of Directors at its October 20, 1994 meeting approving certain amendments to the Plan to comply with the Tax Reform Act of 1986, as amended, and to allow for participating eligible employees to choose investments other than common stock of the Company; and resolution of the Board adopted at its December 20, 1994 meeting approving the revised plan

4.3.7 (4)            Resolution of the Board of Directors of the Company adopted at its February 9, 1995 meeting pertaining to an increase of the number of shares of Class A common stock allocated to the Plan

4.3.8 (4)            Certificate  of  Secretary  on action of Board of Directors
                     taken  without  a  meeting  and  with   unanimous   consent
                     approving certain additional amendments to the Plan to comply with the Tax Reform Act of 1986, as amended, primarily relating to investment responsibility and the relationship between the Plan Committee and the Trustee;
                     and the  corresponding  Minutes  of Action  and  Resolution
                     (including those amendments) of the Board approving those amendments effective on September 1, 1995

4.3.9 Certificate of Secretary on action of Board of Directors taken at a teleconference meeting approving certain additional amendments to the Plan to relating to gross income as treated under the Internal Revenue Code of 1986, as amended; and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective January 1, 1995

4.3.10 Certificate of Secretary on action of Board of Directors taken at a teleconference meeting approving certain technical modifications to the Plan as proposed by the Internal Revenue Service; and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective January 1, 1996


4/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-8760) filed September 27, 1995.



Amendment to Registration Statement (S-8)                                Page 10

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
4.3.11 Certificate of Secretary on action of Board of Directors taken at a meeting approving certain additional amendments to the Plan as proposed by the Internal Revenue Service; and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective June 25, 1997

4.3.12 Certificate of Secretary as to resolution of the Board of Directors of the Company adopted at its October 30, 1998 meeting pertaining to an increase of the number of shares of Class A and Class B common stock allocated to the Plan

4.4 (5) Revised Questions and Answers about the Qualified Employee Stock Purchase Plan (summary plan description),dated January 1, 1995

4.5.1 (3)            IRS Determination on Qualified Employee Stock Purchase Plan
                     and U.S. Department of Labor comments on ERISA, dated
                     March 8, 1988

4.5.2 IRS Determinations on Qualified Employee Stock Purchase Plan, dated March 13, 1996

5                    Opinion re legality

5.1 (3)              Legal Opinion on Legality of Shares dated March 30, 1993

5.2 (4)              Legal Opinion on Legality of Shares dated September 26,
                     1995

5.3                  Legal Opinion on Legality of Shares dated November 2, 1998

15                   None

23                   Consents of experts and counsel

23.1 Consent of Wohlforth, Argetsinger, Johnson & Brecht, A Professional Corporation

23.2 Consent of Harris, Mericle, Wakayama & Mason, a Professional Limited Liability Company

23.3                 Consent of KPMG Peat Marwick LLP


5/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10K for the year ended December 31, 1994.



Amendment to Registration Statement (S-8)                                Page 11

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
24                   None

99                   Additional Exhibits

99.1 (3)             Resolution Appointing Plan Administrator

99.2 (3)             Resolutions Appointing Plan Committee Members

99.3 (4) Certificate of Secretary on Board of Directors Action appointing New Plan Committee Member


Amendment to Registration Statement (S-8)                                Page 12